UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

Strategic Storage Trust, Inc.

(Exact name of Company as specified in its charter)

Commission File Number: 000-53644

Maryland	32-0211624
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices)

(877) 327-3485

(Company’s telephone number)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Trust, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Report on Form 8-K dated February 1, 2011, for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of USA Self Storage I, DST (the “DST”), a Delaware Statutory Trust sponsored by Strategic Capital Holdings, LLC, the Registrant’s sponsor, in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively. The DST, through three sub-trusts, owns 10 self storage facilities located in Georgia, North Carolina and Texas.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Item 9.01. Financial Statements

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Strategic Storage Trust, Inc.

Ladera Ranch, California

We have audited the accompanying consolidated statements of revenue and certain operating expenses (the “Historical Summaries”) of USA Self Storage I, DST (“Self Storage I, DST”), for the years ended December 31, 2010, 2009, and 2008. The Historical Summaries are the responsibility of Self Storage I, DST’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A and in the Registration Statement on Form S-11 of Strategic Storage Trust, Inc.) as described in Note 1 and is not intended to be a complete presentation of the Self Storage I, DST’s revenue and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the consolidated revenue and certain operating expenses as described in Note 1 of Self Storage I, DST for the years ended December 31, 2010, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.

Baltimore, Maryland

April 15, 2011

www.reznickgroup.com

SELF STORAGE I, DST

CONSOLIDATED STATEMENTS OF REVENUE AND

CERTAIN OPERATING EXPENSES

	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008
REVENUE
Net rental revenue	$4,390,132	$4,456,538	$4,675,808
Other operating income	338,571	388,307	416,627

Total revenue	4,728,703	4,844,845	5,092,435

CERTAIN OPERATING EXPENSES
Property operating expenses	742,216	772,214	898,428
Salaries and related expenses	518,784	532,829	538,017
Marketing expense	161,798	191,205	220,073
Real estate taxes	438,191	452,860	477,743
Property insurance	44,883	66,984	57,329

Total certain operating expenses	1,905,872	2,016,092	2,191,590

Net operating income	$2,822,831	$2,828,753	$2,900,845

See notes to consolidated statements of revenue and certain operating expenses

SELF STORAGE I, DST

NOTES TO CONSOLIDATED STATEMENTS OF REVENUE

AND CERTAIN OPERATING EXPENSES

Years Ended December 31, 2010, 2009 and 2008

Note 1. Organization and Basis of Presentation

The accompanying consolidated statements of revenue and certain operating expenses include the revenue and certain operating expenses of USA Self Storage I, DST (the “DST”), a Delaware Statutory Trust acquired by Strategic Storage Trust, Inc. (the “Company”) and sponsored by Strategic Capital Holdings, LLC, the Company’s sponsor (the “Sponsor”). The Company acquired 80.247% in beneficial interests in the DST in February 2011 from 39 third-party sellers, for a purchase price of approximately $30.1 million, plus closing costs and acquisition fees. This acquisition brings the Company’s ownership of the DST Properties to 100%, including 19.753% in interests that were acquired previously in unrelated transactions.

The DST, through three subtrusts (the “Subtrusts”), owns 10 self storage facilities located in Georgia, North Carolina and Texas with an aggregate of approximately 5,440 units and 726,000 rentable square feet (the “DST Properties”). The Subtrusts lease their respective properties to master tenants (the “Tenants”) on a triple-net basis pursuant to master leases (the “Leases”) that have terms of ten years and expire on November 1, 2015. The Tenants are owned by affiliates of the Sponsor. Under the Leases, the Tenants pay a stated monthly rent equivalent to the monthly debt service payments (paid directly to the mortgage lender) and a stated monthly rent equivalent to an investor return of 7% per annum, and may pay certain annual bonus rent per the terms of the Leases, both of which stated rent and bonus rent are remitted to the Subtrusts. As an interest holder, the Company is entitled to its pro rata share of the total rent less the debt service under the bank loans. The Tenants are entitled to retain any cash flow in excess of these rent payments. Upon acquiring 100% of the interests in the DST, the Company initiated the process to seek lender approval to terminate the Leases. In any event, the Company and the Sponsor have agreed to assign 100% of the economic benefits and obligations from the DST Properties to the Company in exchange for indemnification by the Company for any potential liability incurred subsequent to the assignment by the Sponsor in connection with the Leases.

The accompanying consolidated statements of revenue and certain operating expenses were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for the acquisition of real estate properties. The consolidated statements of revenue and certain operating expenses are not representative of the actual operations of the DST for the periods presented, because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the DST Properties have been excluded. Expenses excluded generally consist of Lease payments, management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the DST Properties. Therefore the consolidated statements of revenue and certain operating expenses may not be comparable to a consolidated statement of operations for the DST Properties after the acquisition by the Company. Except as noted above, management of the DST is not aware of any material factors relating to the DST Properties for the years ended December 31, 2010, 2009, and 2008, that would cause the reported consolidated financial information not to be indicative of future operating results.

SELF STORAGE I, DST

NOTES TO CONSOLIDATED STATEMENTS OF REVENUE

AND CERTAIN OPERATING EXPENSES

Years Ended December 31, 2010, 2009 and 2008

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated Historical Summaries include the accounts of the DST, the three wholly owned Subtrusts including their wholly owned properties, and the Tenants. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Accounting

The consolidated statements of revenue and certain operating expenses have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue Recognition

Rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Other operating income, consisting primarily of late fees and ancillary revenue, is recognized when earned.

Property Operations

Certain operating expenses represent the direct expenses of operating the DST Properties and consist primarily of common area maintenance, utilities, real estate taxes, insurance, general and administrative and other operating expenses that are expected to continue in the ongoing operation of the DST Properties.

Use of Estimates

The preparation of the accompanying consolidated statements of revenue and certain operating expenses in accordance with accounting principles generally accepted in the United States of America requires management of the DST Properties to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

Advertising

Advertising costs are charged to expense as incurred.

STRATEGIC STORAGE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2010 (Unaudited)

The following unaudited pro forma consolidated balance sheet gives effect to the acquisition of an additional 80.247% in beneficial interests in USA Self Storage I, DST (the “DST”) in February 2011 from 39 third-party sellers as if it was completed as of December 31, 2010 by Strategic Storage Trust, Inc., a Maryland Corporation (the “Company”). The DST, through three sub-trusts, owns 10 self storage facilities located in Georgia, North Carolina and Texas. The following unaudited pro forma consolidated statement of operations is based on the historical consolidated statement of operations of the Company and the historical statement of operations of the DST. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2010 gives effect to this acquisition as if it was completed as of January 1, 2010.

The information included in the “Strategic Storage Trust, Inc. Historical” column of the unaudited pro forma consolidated balance sheet as of December 31, 2010 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2010 sets forth the Company’s historical consolidated balance sheet and statement of operations which are derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the period ended December 31, 2010.

The unaudited pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable and factually supportable. These unaudited pro forma financial statements do not purport to represent what the actual financial position or results of operations of the Company would have been assuming such transaction had been completed as set forth above nor does it purport to represent the results of operations of the Company for future periods.

You should read the unaudited pro forma consolidated financial statements set forth below in conjunction with the audited consolidated financial statements and related notes of the Company included in the SEC filing discussed above.

STRATEGIC STORAGE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of December 31, 2010

	Strategic Storage Trust, Inc. Historical	Completed Facilities Acquisition Note (3)		Strategic Storage Trust, Inc. Pro Forma Note (2)
ASSETS
Cash and cash equivalents	$6,438,091	$(1,438,091)	a	$5,000,000
Real estate facilities:
Land	89,547,785	9,020,000	b	98,567,785
Buildings	166,256,905	20,995,624	b	187,252,529
Site improvements	18,763,510	3,355,202	b	22,118,712

	274,568,200	33,370,826		307,939,026
Accumulated depreciation	(6,677,014)	—		(6,677,014)

	267,891,186	33,370,826		301,262,012
Construction in process	540,966	—		540,966

Real estate facilities, net ($17,186,388 related to VIEs)	268,432,152	33,370,826		301,802,978
Deferred financing costs, net of accumulated amortization	2,326,519	—		2,326,519
Intangible assets, net of accumulated amortization	14,153,572	3,660,000	b	17,813,572
Restricted cash	1,921,058	—		1,921,058
Investments in unconsolidated joint ventures	11,528,669	(2,769,019)	c	8,759,650
Other assets	2,561,152	—		2,561,152

Total assets	$307,361,213	$32,823,716		$340,184,929

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured promissory notes ($10,161,523 related to VIEs)	$119,811,948	$23,523,063	a	$143,335,011
Accounts payable and accrued liabilities	4,690,570	—		4,690,570
Due to affiliates	746,108	(210,787)	d	535,321
Distributions payable	1,557,367	—		1,557,367

Total liabilities	126,805,993	23,312,276		150,118,269

Commitments and contingencies
Redeemable common stock	4,330,297	—		4,330,297
Stockholders’ equity:
Strategic Storage Trust, Inc. stockholder’s equity:
Common stock, $0.001 par value; 700,000,000 shares authorized; 26,658,061 and 27,740,522 (pro forma) shares issued and outstanding at December 31, 2010	26,659	1,082	a	27,741
Additional paid-in capital	211,685,569	9,551,637	a	221,237,206
Distributions	(20,734,778)	—		(20,734,778)
Accumulated deficit	(21,598,004)	(445,724)	e	(22,043,728)
Accumulated other comprehensive income	124,412	—		124,412

Total Strategic Storage Trust, Inc. stockholders’ equity	169,503,858	9,106,995		178,610,853

Noncontrolling interest in operating partnership	39,598	404,445	a	444,043
Other noncontrolling interests	6,681,467	—		6,681,467

Total noncontrolling interests	6,721,065	404,445		7,125,510

Total stockholders’ equity	176,224,923	9,511,440		185,736,363

Total liabilities and stockholders’ equity	$307,361,213	$32,823,716		$340,184,929

See notes to unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

	Strategic Storage Trust, Inc. Historical	Completed Facilities Acquisition Note (4)	Pro Forma Adjustments Note (5)		Strategic Storage Trust, Inc. Pro Forma
Revenues:
Self storage rental income	$25,576,080	$4,390,132	$—		$29,966,212
Ancillary operating income	585,102	338,571	—		923,673

Total revenues	26,161,182	4,728,703	—		30,889,885

Operating expenses:
Property operating expenses	10,114,722	1,905,872	—		12,020,594
Property operating expenses—affiliates	2,667,357	—	333,663	1	3,001,020
General and administrative	2,837,481	—	—		2,837,481
Depreciation	5,002,442	—	935,395	2	5,937,837
Intangible amortization expense	8,143,379	—	1,514,876	2	9,658,255

Total operating expenses	28,765,381	1,905,872	2,783,934		33,455,187

Operating income (loss)	(2,604,199)	2,822,831	(2,783,934)		(2,565,302)
Other income (expense):
Interest expense	(5,957,460)	—	(1,655,795)	4	(7,613,255)
Deferred financing amortization expense	(314,637)	—	(8,211)	5	(322,848)
Property acquisition expenses—affiliates	(3,206,832)	—	(445,724)	3	(3,652,556)
Other property acquisition expenses	(2,036,772)	—	—		(2,036,772)
Equity in earnings of real estate ventures	867,178	—	(32,168)	6	835,010
Interest income	26,174	—	—		26,174
Other	(20,467)	—	—		(20,467)

Net loss	(13,247,015)	2,822,831	(4,925,832)		(15,350,016)
Less: Net loss attributable to the noncontrolling interest in our operating partnership	9,935	—	59,779		69,714
Net loss attributable to other noncontrolling interests	446,265	—	—		446,265

Net loss attributable to Strategic Storage Trust, Inc.	$(12,790,815)	$2,822,831	$(4,866,053)		$(14,834,037)

Net loss per share—basic	$(0.59)				$(0.65)
Net loss per share—diluted	$(0.59)				$(0.65)

Weighted average shares outstanding—basic	21,706,053		1,245,418	7	22,951,471
Weighted average shares outstanding—diluted	21,706,053		1,245,418		22,951,471

See notes to unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2010

Note 1. Acquisition

On February 1, 2011, we through an indirect wholly-owned subsidiary, closed on the purchase of an additional 73.824% in beneficial interests (the “Interests”) in USA Self Storage I, DST (the “DST”), a Delaware Statutory Trust sponsored by our sponsor, Strategic Capital Holdings, LLC (the “Sponsor”), from 36 third-party sellers pursuant to separate purchase agreements with each seller. None of the purchases was contingent upon any of the others. The agreed upon purchase price of the properties relating to the Interests acquired was approximately $27.7 million ($37.55 million total purchase price multiplied by 73.824%), consisting of $10.2 million in cash and the ratable portion of approximately $17.5 million of three separate bank loans held by the three property owning subtrusts (the “Subtrusts”) of the DST.

The acquisition brought our ownership of the DST to 93.577%, including 19.753% in Interests that were acquired previously in unrelated transactions. We closed on the purchase of the remaining 6.423% in Interests on February 15, 2011, with the majority of the consideration being provided in the form of approximately 70,000 limited partnership units in our operating partnership. The Company paid its advisor approximately $446,000 in acquisition fees in connection with this acquisition.

The DST, through the Subtrusts, owns 10 self storage facilities located in Georgia, North Carolina and Texas with an aggregate of approximately 5,440 units and 726,000 rentable square feet. The three Subtrusts lease their respective properties to master tenants (the “Tenants”) on a triple-net basis pursuant to master leases (the “Leases”) that have terms of ten years and expire on November 1, 2015. The Tenants are owned by affiliates of our Sponsor. Under the Leases, the Tenants pay a stated monthly rent equivalent to the monthly debt service payments (paid directly to the mortgage lender) and a monthly stated rent equivalent to an investor return of 7.0% per annum, and may pay certain annual bonus rent per the terms of the Leases, both of which stated rent and bonus rent are remitted to the Subtrusts. As an interest holder, we are entitled to our pro rata share of the total rent less the debt service under mortgage loans. The Tenants are entitled to retain any cash flow in excess of these rent payments. Upon acquiring 100% of the Interests, we initiated the process to seek lender approval to terminate the Leases. In any event, we and our Sponsor have agreed to assign 100% of the economic benefits and obligations from these properties to us in exchange for indemnification by us for any potential liability incurred subsequent to the assignment by the Sponsor in connection with the Leases.

Note 2. Balance Sheet – Completed Facility Acquisition

The unaudited pro forma consolidated balance sheet of the Company reflects pro forma adjustments related to the acquisition of the DST as if it occurred on December 31, 2010.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2010

Note 3. Balance Sheet – Pro Forma Adjustments

(a)	The DST was assumed to have been acquired using a combination of cash on hand at December 31, 2010, mortgage loans assumed at the time of acquisition, issuance of operating partnership units as consideration to certain sellers, (recorded at the preliminary estimated fair value) and equity raised subsequent to December 31, 2010. This adjustment reflects the cash on hand at December 31, 2010, the debt financing assumed, the issuance of operating partnership units and the additional equity, net of offering and organizational costs, raised and needed to close the acquisition in February 2011.

(b)	Adjustment reflects the preliminary estimated fair value of total consideration of $37,262,125 allocated to land, building, site improvements and intangible assets. The purchase price consideration and the allocation are preliminary; therefore the allocation between land, building, site improvements and intangible assets is subject to change.

(c)	Adjustment reflects the reduction of the cost basis of the Company’s equity investment in the DST as of December 31, 2010.

(d)	Adjustment primarily reflects impound reserves acquired in closing, which are due from the Tenants.

(e)	Adjustment reflects the expensing of acquisition-related transaction costs which are required to be expensed as incurred under GAAP.

Note 4. Statement of Operations – Completed Facility Acquisition

This acquisition was completed in February 2011. Therefore, these historical amounts represent unaudited results of the DST for the year ended December 31, 2010.

Note 5. Statement of Operations – Pro Forma Adjustments

(1)	Adjustment reflects additional fees that affiliates of the Company are entitled to pursuant to their advisory agreement and property management agreement. An affiliate is paid a monthly fee of 1% of gross revenues, as defined as an asset management fee and an affiliate is paid a monthly fee of 6% of gross revenues, as defined, as a property management fee.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2010

(2)	Adjustment reflects the depreciation and amortization expense resulting from the DST properties acquired in February 2011. Such depreciation and amortization expense was based on a preliminary estimate of the total purchase price consideration and a preliminary allocation thereof of approximately $9,020,000 to land, $3,355,000 to site improvements, $20,996,000 to building and $3,660,000 to intangible assets. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 35-year life and the depreciation for the site improvements are recognized straight-lined over a 10-year life. Amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over an estimated weighted average life of approximately 32 months. The purchase price allocation, and therefore depreciation and amortization expense, is preliminary and is subject to change.

(3)	Adjustment for the years ended December 31, 2010 reflects the expensing of acquisition-related transaction costs, consisting of acquisition expenses paid to affiliates of $445,724 which are required to be expensed as incurred under GAAP.

(4)	Adjustment reflects the interest expense on the assumed loans of approximately $23,750,000 with an interest rate of approximately 5.18% and amortization of the preliminary allocation of the fair market value debt discount of approximately $232,000.

(5)	Adjustment reflects the amortization of deferred financing costs on the loan mentioned above over the remaining life of the loan.

(6)	Adjustment reflects deduction for distributions related to the DST’s investments received in 2010 based on the investment held during 2010.

(7)	The pro forma weighted average shares outstanding were computed based on the weighted average number of shares outstanding during the period adjusted to give effect to the shares assumed to be issued had the acquisition been completed on January 1, 2010

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: April 19, 2011	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer